UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2016

Long Island Iced Tea Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-55448	47-2624098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Charlotte Avenue, Hicksville, NY	11801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 542-2832

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

No later than March 24, 2016, Long Island Brand Beverages LLC (“LIBB”), a wholly owned subsidiary of Long Island Iced Tea Corp. (the “Company”), will obtain a $250,000 advance (the “March Advance”) from Brentwood LIIT, Inc. (the “Lender”) under the previously disclosed Credit and Security Agreement (the “Credit Agreement”), dated as of November 23, 2015 and amended as of January 10, 2016, by and among LIBB, the Company and the Lender. No later than April 22, 2016, LIBB will obtain another $250,000 advance from the Lender under the Credit Agreement (together with the March Advance, the “Advances”). The Lender is controlled by Eric Watson, who prior to the Advances beneficially owned approximately 28.1% of the Company’s outstanding common stock.

The Credit Agreement provides for a revolving credit facility in an initial amount of up to $1,000,000, subject to increases as provided in the Credit Agreement (the “Available Amount”), up to a maximum amount of $5,000,000 (the “Facility Amount”). In connection with the Advances, in accordance with the terms of the Credit Agreement, the Available Amount was increased by $500,000 to $1,500,000, which will be borrowed in full upon completion of the Advances.

The loans under the Credit Agreement are evidenced by a promissory note (the “Note”). The Lender may elect to convert the outstanding principal and interest under the Note into shares of the Company’s common stock at a conversion price of $4.00 per share. Accordingly, as a result of the Advances the Lender will be able to convert the Note into an additional 125,000 shares of the Company’s common stock.

As of the date of this report, the aggregate indebtedness for principal and interest under the Credit Agreement (including a facility fee equal to 1.75% of the Facility Amount and accrued interest through December 23, 2015, which were capitalized by adding them to the outstanding principal, but which do not count towards the Available Amount) is $1,091,571, which is convertible into 272,893 shares of the Company’s common stock.

The terms and conditions of the Credit Agreement, including the terms of payment and the material terms under which it may be accelerated, and of the Note, including a description of the anti-dilution provisions contained therein, are described more fully in the Current Report on Form 8-K filed by the Company on November 24, 2015, and such description is incorporated herein by reference.

The securities issuable under the Credit Agreement, including the shares of the Company’s common stock issuable upon conversion of the Note, are being offered on a private placement basis pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

Private Placement

On March 14, 2016, the Company sold an aggregate of 159,225 units at a price of $4.00 per unit. The sale was part of a private placement of up to $3,000,000 of units (the “Offering”) being conducted by the Company on a “best efforts” basis through Network 1 Financial Services, Inc., as placement agent (the “Placement Agent”). The Offering terminated on March 14, 2016. The Company previously sold in the Offering an aggregate of 10,000 units on November 30, 2015, an aggregate of 8,250 units on December 14, 2015 and an aggregate of 12,500 units on February 29, 2016. Accordingly, the Company sold an aggregate of 189,975 units for total gross proceeds of $759,900 in Offering. Paul Vassilakos, a member of the Company’s board of directors, purchased 17,500 of the units sold in the Offering.

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The units consist of one share of the Company’s common stock and one warrant. The units are separable immediately upon issuance and are issued separately as shares of common stock and warrants. Accordingly, the Company has issued an aggregate 189,975 shares of its common stock and an aggregate 189,975 warrants in the Offering as of the date of this report.

Each warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $6.00 per share, commencing immediately and expiring on November 30, 2018. Accordingly, the holders of the warrants issued in the Offering as of the date of this report are entitled to purchase an aggregate 189,975 shares of the Company’s common stock. The exercise price and number of shares of common stock issuable on exercise of the warrants are subject to adjustment in the event of any stock split, stock combination, stock dividend or reclassification of the common stock. In addition, in the event of a fundamental transaction, a holder of warrants will be entitled to receive, at the holder’s option, the number of shares of common stock of the successor corporation and any additional consideration that the holder would have been entitled to receive if the warrant had been exercised immediately prior to such fundamental transaction. The Company may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant, if (i) the closing price per share of the common stock is at least $10.00 for 30 consecutive trading days ending on the third business day prior to the notice of redemption or (ii) the common stock is listed for trading on a national securities exchange and the closing price per share of common stock on the first day of trading on such exchange is at least $7.50. The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

Pursuant to the subscription agreement entered into with each of the investors in the Offering, the investors have certain “piggyback” registration rights covering the resale of the shares of common stock to be sold in this Offering and the shares of common stock underlying the warrants.

The Placement Agent is entitled to receive $42,990 in commissions and $22,797 as a non-accountable expense allowance as compensation for its services in connection with the Offering. In addition, we will issue the Placement Agent a five-year warrant to purchase 18,998 shares of our common stock at an exercise price of $4.50 per share. As we did not sell the full $3,000,000 of units in the Offering, the Placement Agent will not have a right of first refusal in connection with future offerings by us.

The Offering was conducted pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. The Offering was made solely to accredited investors without the use of any general solicitation or general advertising.

Equity Grants

On January 26, 2016, the Company granted 8,956 shares of its common stock to each of its nonemployee directors, Kerry Kennedy, Paul Vassilakos, Edward Hanson and Richard Roberts, for an aggregate of 35,824 shares, as compensation for their services as directors. On the same day, the Company also granted 7,500 shares of its common stock to each of the members of its advisory board, John Carson, Tom Cardella, Dan Holland and David Williams, for an aggregate of 30,000 shares of its common stock, as compensation for their advisory services.

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The stock grants were conducted pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act. The stock grants were made solely to accredited investors without the use of any general solicitation or general advertising.

In addition, the information set forth under Item 2.03 is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement.
10.2	Form of Warrant.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2016	LONG ISLAND ICED TEA CORP.

	By:	/s/ Philip Thomas
Philip Thomas
Chief Executive Officer

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